Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Stratum Holdings, Inc.
Houston, Texas

We have audited the accompanying balance sheet of Cinco NRG, LLC (the “Company”) as of October 31, 2013 and the related statements of operations, members’ equity, and cash flows for the period from inception on April 5, 2013 to October 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cinco NRG, LLC at October 31, 2013 and the results of its operations and its cash flows for the period from inception on April 5, 2013 to October 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/S/  MaloneBailey LLP
Houston, Texas
February 7, 2014

CINCO NRG, LLC
Balance Sheet
October 31, 2013

Assets
Current assets:
Cash and cash equivalents	$27,042
Accounts receivable	28,020
Other current assets	31,015
Total current assets	86,077

Property and equipment:
Oil and gas properties (full cost method), unevaluated	354,004
Oil and gas properties (full cost method), evaluated	527,531
Total property and equipment	881,535
Less: Accumulated depreciation, depletion and amortization	(12,492)
Net property and equipment	869,043

Other assets:
Operator bond posted with state regulator	15,000
Total other assets	15,000

Total assets	$970,120

Liabilities and Members' Equity
Current liabilities:
Accounts payable	$1,567
Total current liabilities	1,567

Convertible notes payable	50,000
Asset retirement obligations	2,735
Total liabilities	54,302

Members' equity:
Members' equity units (46,942,535 shares issued and outstanding)	969,283
Accumulated deficit	(53,465)
Total members' equity	915,818

Total liabilities and members' equity	$970,120

See Accompanying Notes to Financial Statements.

CINCO NRG, LLC
Statement of Operations
From Inception on April 5, 2013 to October 31, 2013

Revenues:
Oil and gas sales	$48,953
Total revenues	48,953

Operating expenses:
Lease operating expense	2,776
Depreciation, depletion and amortization	12,492
General and administrative	87,150
Total operating expenses	102,418

Net loss	$(53,465)

See Accompanying Notes to Financial Statements.

CINCO NRG, LLC
Statement of Members' Equity
From Inception on April 5, 2013 to October 31, 2013

				Total
	Members' Equity Units		Accumulated	Members'
	Shares	Amount	Deficit	Equity

Original capital contributed	41,300,000	$10,051	$-	$10,051

Conversion of convertible notes payable	5,642,535	959,232	-	959,232

Net loss	-	-	(53,465)	(53,465)

Balance at October 31, 2013	46,942,535	$969,283	$(53,465)	$915,818

See Accompanying Notes to Financial Statements.

CINCO NRG, LLC
Statement of Cash Flows
From Inception on April 5, 2013 to October 31, 2013

Cash flows from operating activities:
Net loss	$(53,465)
Adjustments to reconcile net loss to net
cash provided by (used in) operations:
Depreciation, depletion and amortization	12,492
Changes in current assets and liabilities	(57,468)
Net cash flows from operating activities	(98,441)

Cash flows from investing activities:
Purchase of property and equipment	(694,715)
Purchase of other assets	(15,000)
Net cash flows from investing activities	(709,715)

Cash flows from financing activities:
Original capital contributed	10,051
Proceeds of convertible notes payable
Related parties	705,000
Non related parties	325,000
Repayments of notes payable
Related parties	(204,853)
Net cash flows from financing activities	835,198

Cash and cash equivalents at end of period	$27,042

Supplemental cash flow data:
Notes payable issued for purchase of property and equipment	$184,085
Conversion of notes payable to members' equity	959,232

See Accompanying Notes to Financial Statements.

CINCO NRG, LLC
Notes to Financial Statements
October 31, 2013

(1)  Business and Summary of Significant Accounting Policies

Description of Business – Cinco NRG, LLC (“we”, “our” or the "Company") is a Wyoming limited liability company, whose operations are focused on the domestic Exploration & Production business.  The Company was formed on April 5, 2013 to acquire working interests in specific oil and gas properties.

Oil and Gas Operations – For its oil and gas operations, the Company follows the sales method for recognizing its revenues and the full cost method in accounting for its costs.  Costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized.  (a) Capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves.  Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.  If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized; (b) The capitalized costs are subject to a “ceiling test,” which basically limits such costs to the aggregate of the “estimated present value,” discounted at a 10-percent interest rate, of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties; and (c) Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Asset Retirement Obligations – The Company records an asset retirement obligation (“ARO”) when the total depth of a drilled well is reached and the Company can reasonably estimate the fair value of an obligation to perform site reclamation, dismantle facilities or plug and abandon costs. The Company records the ARO liability on the balance sheet and capitalizes a portion of the cost in oil and gas properties equal to the estimated future cost to satisfy the abandonment obligation. This amount is discounted to present value using an assumed cost of funds for the Company.  As of October 31, 2013, the Company had participated as a 10% non-operating working interest owner in the drilling of two completed wells and had recorded a liability for its share of discounted abandonment obligations applicable to those wells in the amount of $2,735.

Allowance for Doubtful Accounts – The Company provides an allowance for uncollectible accounts receivable based on management's evaluation of collectability of outstanding balances. The allowance is based on estimates and actual losses may vary from current estimates.

Income Taxes –The Company is treated as a partnership for federal and state income tax purposes, therefore, all tax related attributes are allocated directly to the members.  Accordingly, the Company does not record any income tax related asset, liability or expense accounts.

Use of Estimates – Management has made a number of estimates and assumptions in preparing these financial statements in conformity with accounting principles generally accepted in the United States of America.  Actual results could differ from those estimates.

(2)  Oil & Gas Properties

As of October 31, 2013, the Company had invested a total of approximately $882,000 in two separate groups of oil & gas properties as follows:

           Evaluated properties - Non-operated working interests of 5-10% in three semi-development wells in Texas and Alabama operated by another company.  Currently, one of these wells has been completed and is producing, one well is being converted to a disposal well, and one well was a dry hole.  The Company is treating its share of the costs of all three evaluated wells as one aggregate full cost pool for purposes of recording depreciation, depletion and amortization expense.

Unevaluated properties - Operated working interests of 50% each in two proposed exploratory wells in Alabama.  Currently, only leasing related activity has taken place on these two proposed wells.  Drilling of these proposed wells is expected to commence in the first half of 2014.  As the capitalized costs of these two proposed wells is unevaluated as of October 31, 2013, no related depreciation, depletion and amortization expense has been recorded.

(3) Convertible Notes Payable

As of October 31, 2013, the Company had issued convertible notes payable to various investors in the aggregate net amount of $1,009,232.  Such notes mature on April 30, 2015, bear interest at a nominal rate, and are convertible into membership units of the Company at the rate of one member unit for each $0.17 of convertible notes payable.  Investors holding an aggregate of $959,232 of such convertible notes have agreed to convert their notes into a total of 5,642,535 membership units of the Company in conjunction with the acquisition of the Company by another company which is under common control with the Company (see Note 7).  Accordingly, those notes have been transferred to members’ equity in the accompanying financial statements and the remaining note in the amount of $50,000 is reflected as outstanding convertible note payable.  This noteholder was granted a small non-recorded property interest as a repayment mechanism and recently agreed to slightly modify the terms of his note and to remain unconverted.

(4) Related Party Transactions

Of the convertible notes payable issued by the Company (see Note 3), a total of three such notes with an aggregate amount of $500,147 were issued to investment entities affiliated with the Company’s managing member.  Such notes were issued and converted on the same terms as the notes issued to non-related investors.

The Company has no full time employees and has paid no salaries or other forms of cash compensation to its managing member or to any other individuals involved with the Company.  A substantial portion of the Company’s general and administrative expenses incurred in the period from inception through October 31, 2013 represent “startup” business development expenditures and other personal related expenses paid by the Company on behalf of its managing member.

(5) Commitments and Contingencies

The Company intends to make substantial capital expenditures for the drilling of two proposed exploratory wells in 2014 (see Note 2), however, it has made no material future commitments for either capital expenditures or operating expenses as of October 31, 2013.

The Company, as a lessee and operator of oil and gas properties, is subject to various federal, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the lessee under an oil and gas lease for the cost of pollution clean-up resulting from operations and subject the lessee to liability for pollution damages. The Company maintains insurance coverage, which it believes is customary in the industry, although the Company is not fully insured against all environmental risks. The Company is not aware of any environmental claims existing as of October 31, 2013, which have not been provided for, covered by insurance or otherwise have a material impact on its financial position or results of operations. There can be no assurance, however, that current regulatory requirements will not change, or past noncompliance with environmental laws will not be discovered on the Company’s properties.

(6) Supplemental Oil and Gas Reserve Disclosures (Unaudited)

The Company was formed on April 5, 2013 and had no oil and gas properties and no oil and gas reserves at inception.  As of October 31, 2013, the Company had participated in the drilling of three non-operated, semi-development wells, of which one well had been completed and was producing, one well was being converted to a disposal well, and one well was a dry hole.  For the successfully drilled well, the Company has obtained an estimate of its share of proved oil and gas reserves from a qualified engineer employed by the operator.

The table below presents the costs incurred in oil and gas producing activities for the period from inception on April 5, 2013 to October 31, 2013:

Property acquisition	$412,281
Exploration	469,254
Development	-

Total costs incurred	$881,535

Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

The following table sets forth changes in the Company’s proved oil and gas reserves, all of which are developed, in the period from inception through October 31, 2013:

	Oil	Gas	Total
	(Bbl)	(Mcf)	(Bble)

Balance at April 5, 2013	-	-	-
Discoveries	20,231	-	20,231
Production	(481)	-	(481)

Balance at October 31, 2013	19,750	-	19,750

The standardized measure of discounted future net cash flows is computed by applying estimated prices of oil and gas (at 2013 first of the month average prices) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (at 2013 costs) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10-percent per year to reflect the estimated timing of the future net cash flows.  The Company does not believe that the standardized measure of discounted future net cash flows is necessarily indicative of the fair value of its oil and gas properties.  The following table sets forth the components of the standardized measure of discounted future net cash flows relating to proved oil and gas reserves as of October 31, 2013 (in thousands):

Future net revenues	$2,021,343
Future lease operating expenses and production taxes	(601,486)
Future development costs	(50,000)
Future net cash flows	1,369,857
10% annual discount for estimated timing of cash flows	(356,555)

Standardized measure of discounted future net cash flows	$1,013,302

Because the Company had no beginning oil and gas reserves, a table setting forth changes in the standardized measure of the Company’s discounted future cash flows relating to its proved oil and gas reserves in the period from inception through October 31, 2013 is not meaningful.

(7) Subsequent Event

On January 17, 2014, the Company’s members entered into a share exchange agreement with Stratum Holdings, Inc. (“Stratum”), a public energy holding company, which will result in Stratum acquiring the outstanding membership units of the Company.  Stratum is under common control with the Company and the sole consideration that it will pay for the acquisition of the Company’s membership units will be the issuance of 46,942,535 new shares of Stratum’s Common Stock, representing approximately 95% of Stratum’s total shares of Common Stock outstanding.  Closing of the transaction is expected to occur in late February 2014.